EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2026 with respect to the financial statements included in the Annual Report of Sui Group Holdings Limited (f/k/a Mill City Ventures III, LTD) on Form 10-K for the year ended December 31, 2025. We hereby consent to the incorporation by reference in the Registration Statements of Sui Group Holdings Limited on Form S-8 (Reg. No. 333-274163) and Form S-1 (Reg. No 333-289201).

/s/ Boulay PLLP

Boulay PLLP

Minneapolis, Minnesota

February 27, 2026